                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77293 of Fifth Third Bancorp on Form S-4 of our report dated January 15, 1999, incorporated by reference in the Annual Report on Form 10-K, as amended, of Fifth Third Bancorp for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                       /s/ Deloitte & Touche LLP

Cincinnati, Ohio


May 17, 1999